SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2005

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1260 16th Avenue West

Seattle, Washington 98119

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2005, Mr. Werner Reisacher commenced employment with Company as its Vice President and Chief Financial Officer. Pursuant to an offer letter with the Company, Mr. Reisacher will receive a base salary of $165,000 per year. In addition, he will participate in the Company's Performance Incentive Plan and will be eligible for grants of equity based compensation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2005, Mr. Werner Reisacher commenced employment with Company as its Vice President and Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Offer letter between PhotoWorks, Inc. and Mr. Werner Reisacher

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

Date: June 9, 2005	By: /s/ Philippe Sanchez
Philippe Sanchez
President